Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

McCORMICK & COMPANY, INCORPORATED

MEDIUM-TERM NOTE

(Fixed Rate)

REGISTERED No. FXR - 001	CUSIP No.: 57978X AC 9

Aggregate Principal Amount:  $50,000,000

Interest Rate: 3.350%

Original Issue Date: April 1, 2004

Stated Maturity Date: April 15, 2009

Interest Payment Dates: April 15 and October 15, commencing on October 15, 2004

Original Issue Price: 99.971%

Net Proceeds to Issuer after Underwriting Discount:  $49,685,500

Specified Currency: U.S. Dollars

Exchange Rate Agent: None

Option to Receive Payments in Specified Currency other than U.S. Dollars: None

Minimum Denomination (Applicable if Specified Currency is other than U.S. Dollars): N/A

Optional Redemption:  ☒  Yes  ☐  No

•      Initial Redemption Date:  *

•      Initial Redemption Percentage:

•      Annual Redemption Percentage Reduction:

Optional Repayment: ☐  Yes  ☒  No

•      Optional Repayment Date(s):

•      Optional Repayment Price:           %

Original Issue Discount:  ☐  Yes  ☒  No

•      Total Amount of OID:

•      Yield to Maturity:

•      Initial Accrual Period:

Form: ☒  Book-Entry  ☐  Certificated

Defeasance:  ☒  Yes  ☐  No

Covenant Defeasance : ☒Yes  ☐  No

Sinking Fund: ☐  Yes  ☒  No

Other Provisions:  *See the redemption provisions on the reverse hereof.

McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIFTY MILLION DOLLARS on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest, if any, thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semiannually on April 15 and October 15 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an “Interest Payment Date”) until the principal hereof is paid or made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment.  For purposes of this Security, unless otherwise specified on the face hereof, “Business Day” means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency shown above is a foreign currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).  “Principal Financial Center” means the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively.

Any interest hereon will accrue from, and including, the immediately preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be.  The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as referred to on the reverse hereof) and subject to certain exceptions described herein (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the March 31 or September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular

Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable.  Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below.  If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert any such amounts so payable in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all or any specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Security in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine, on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.  Such request may be in writing (mailed or hand delivered) or by facsimile transmission.  The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments, if any, and need not file a separate election for each payment.  Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.  Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security, in all cases, shall be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination.  In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine (which, unless otherwise specified above, shall be the “Place of Payment”).  The Company has initially appointed SunTrust Bank, at its office in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005.

Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof as of the Regular Record Date; provided, however, that, if (i) the Specified Currency is U.S. dollars and this is a Global Security (as defined on the reverse hereof) or (ii) the Specified Currency is a foreign currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date.  Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate wire transfer instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor.  Unless otherwise specified above, the principal hereof (and premium, if any) and interest, if any, hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, or at such other office in The City of New York, as the Company may determine.  The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 1, 2004

McCORMICK & COMPANY, INCORPORATED

	By:		/s/ Francis Contino
		Name:	Francis A. Contino
		Title:	Executive Vice President, Chief Financial Officer and Supply Chain

	By:		/s/ Paul C. Beard
		Name:	Paul C. Beard
		Title:	Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within- mentioned Indenture.

Dated: April 1, 2004

SUNTRUST BANK,
as Trustee

	By:	/s/ Craig A. Robinson
Authorized Officer

McCORMICK & COMPANY, INCORPORATED

MEDIUM-TERM NOTE

Section 1.  General.  This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an Indenture, dated as of December 5, 2000, as it may be supplemented from time to time (herein called the “Indenture”), between the Company and SunTrust Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series of Securities designated as “Medium-Term Notes”, limited in aggregate principal amount to U.S. $375,000,000 (or the equivalent thereof in one or more foreign currencies) or such other principal amount as shall be provided pursuant to the Indenture.

Section 2.  Payments.  If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency in accordance with the procedures set forth on the face hereof, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date received by the Exchange Rate Agent from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract.  If three such bid quotations are not available, payments will be made in the Specified Currency.

If the Specified Currency is other than U.S. dollars and the Holder hereof has elected payment in such Specified Currency in accordance with the procedures set forth on the face hereof and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above.  Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent shall have no liability therefor.

All currency exchange costs will be borne by the Company.

References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

Section 3.  Redemption.  The Company may at its option redeem this Security in whole or from time to time in part, at the Make-Whole Price (as defined below).  The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date.  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.  If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.  However, if less than all the Securities of the series with differing tenor and terms to this Security are to be redeemed, then the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 60 days prior to the relevant Redemption Date.  Notwithstanding Section 11.4 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof.  The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

“Make-Whole Price” means an amount equal to the greater of (i) 100% of the principal amount of this Security to be redeemed and (ii) as determined by an Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points, plus, in the case of both (i) and (ii), accrued and unpaid interest to the date of redemption.  Unless the Company defaults in payment of the Make-Whole Price, on and after the date of redemption, interest will cease to accrue on this Security to be redeemed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means, with respect to any date of redemption, (i) the average of five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co., Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any two other Primary Treasury Dealers the Company selects.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

“Treasury Rate” means, with respect to any date of redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

Section 4.  Repayment.  If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date.  In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed.  Any tender of this Security for repayment shall be irrevocable.  The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof).  Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Section 5.  Discount Securities.  If this Security (such a Security being referred to as a “Discount Security”) (a) has been issued at an Original Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the stated redemption price at maturity (as defined below) hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration.  The “Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Original Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Original Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of this Security which has been paid on this Security from the date of issue to the date of determination.

Section 6.  Modification and Waivers; Obligation of the Company Absolute.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series.  Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of Outstanding Securities of each series affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture.  Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences.  Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the Specified Currency herein prescribed, except as set forth in Section 2.

Section 7.  Defeasance and Covenant Defeasance.  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

Section 8.  Minimum Denomination;  Authorized Denominations.  Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.  If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

Section 9.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If the registered owner of this Security is the Depository (such a Security being referred to as a “Global Security”), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security.  In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security.  In any exchange pursuant to this paragraph, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in certificated form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.  Securities issued in exchange for this Global Security pursuant to this paragraph shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  For purposes of the Indenture, this Global Security constitutes a Security issued in permanent global form.  Securities so issued in certificated form will be issued in denominations of $1,000 (or such other denomination as shall be specified on the face hereof) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 10.  Events of Default.  If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 11.  Defined Terms.  All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Section 12.  Governing Law.  Unless otherwise specified on the face hereof, this Security shall be governed by and construed in accordance with the law of the State of New York.

*     *     *     *     *

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the “Optional Repayment Date” first occurring after the date of receipt of this Security as specified below (the “Repayment Date”), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 60 days prior to the Optional Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at the office of the Trustee maintained for that purpose in The City of New York, currently the office of the Trustee located at c/o Harris Trust Bank of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005.

If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $                      .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination): $                      .

Dated:

Note:  The signature to this Option to Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
		(Cust.)	(Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned
hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address, including zip code of assignee the within Security of McCORMICK & COMPANY, INCORPORATED and all rights thereunder and does hereby irrevocably constitute and appoint

                                                                     Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Security in every particular, without alteration or enlargement or any change whatsoever.